Exhibit 5.2

KPMG LLP

Bay Adelaide Centre

333 Bay Street, Suite 4600

Toronto, ON M5H 2S5

Canada

Tel 416-777-8500

Fax 416-777-8818

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the prospectus and this Registration Statement of First Majestic Silver Corp. on Form F-10 of our Report of Independent Registered Public Accounting Firm dated March 19, 2018, on the financial statements of Primero Mining Corp., which comprise the consolidated statements of financial position as at December 31, 2017 and December 31, 2016, the consolidated statements of operations and comprehensive loss, changes in equity and cash flows for each of the years then ended, and notes, comprising a summary of significant accounting policies and other explanatory information.

Chartered Professional Accountants, Licensed Public Accountants

November 5, 2018

Toronto, Canada

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a

Swiss entity. KPMG Canada provides services to KPMG LLP.